UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported) October 15, 2003

GENERAL MOTORS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	38-0572515

(State or other jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000

(Address of Principal Executive Offices)	(Zip Code)

     Registrant’s telephone number, including area code (313) 556-5000

SIGNATURES

ITEM 12. Disclosure of information on financial conditions:

     The following charts were furnished to securities analyst in connection with General Motors Corporation (GM) earnings release this morning, Wednesday, October 15, 2003.

# # #

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)

Date: October 15, 2003	By:	/s/PETER R. BIBLE. (Peter R. Bible, Chief Accounting Officer)

2003 Third Quarter Results In the presentation that follows and in related comments by General Motors management, our use of the words "expect", "anticipate", "estimate", "forecast", "objective", "plan", "goal", "project" and similar expressions is intended to identify forward looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions, currency exchange rates or political stability; shortages of fuel, labor strikes or work stoppages; market acceptance of the corporation's new products; significant changes in the competitive environment; changes in laws, regulations and tax rates; and, the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management. GM is recording the remarks and visuals presented today which are copyrighted by GM and may not be reproduced, transcribed, or distributed in any way without the express written consent of General Motors. Therefore, this conference may not be recorded by attendees. We consider your participation to constitute your consent to being recorded today. Additionally, per Regulation G, supplemental financial disclosure is included which provides a quantitative reconciliation of non-GAAP financial disclosures addressed in the context of the following chart set to GM's GAAP financial results and provides definition around non-GAAP terminology addressed.

Third Quarter Highlights Financial and operational performance $0.80 EPS, $448 million Net Income, $43.3 billion Revenue $0.79 EPS, $425M net income including Hughes Automotive operations profitable GMAC and GMAP continue strong performance Contributed $5.5B to pension and $3.0B to VEBA in Q3 Additional $8B contributed to pension fund in early October Successful completion of UAW contract negotiations Market share / sales U.S. market share 28.7%, up 0.7 p.p. from Q3'02 GMNA vehicle revenue per unit up 1% from Q3'02 Improved market share in Europe & AP; down in LAAM 2 * EPS, net income & revenue exclude Hughes; see Supplemental Chart 1 for reconciliation to GAAP figures *

Third Quarter Adjusted Results Net Income 3 Refer to Supplemental Chart 1 for reconciliation to GAAP figures

North America Third Quarter Adjusted Results 4 2002 figures restated to include Allison Transmission

GMNA Vehicle Revenue Per Unit 2000 2001 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Net Revenue 18095 18722 19146 18385 18782 18538 19089 18565 18984 Net Revenue Gross Revenue Less Sales Incentives Excludes such items as impact of daily rental acctg., Service Parts, other outside sales and OnStar 5 ------------------------- 2002 ------------------------- -------------- 2003 ------------- Reported Rev/Unit 19,719 20,899 21,463 19,638 20,557 19,776 20,411 20,413 21,109 Memo:

Europe Third Quarter Results 6

7 Latin America, Africa & Middle East Third Quarter Results

Asia Pacific Third Quarter Results 8

GMAC Third Quarter Results 9 Net Income

Gross / Net Liquidity Q4'00 Q1'01 Q2'01 Q3'01 Q4'01 Q1'02 Q2'02 Q3'02 Q4'02 Q1'03 Q2'03 Q3'03 Net Liquidity 5.2 4.8 4.8 3.5 0.5 1.9 1.8 1 2.3 2.6 3.3 2.3 5.6 7.5 -1.3 Gross Cash 13.2 13 13.3 11.8 9.4 11.1 11 11.5 17.3 17.6 18.2 17.3 20.6 23.7 29.3 Cum'l. Pension & VEBA Cont 17.3 17.3 17.3 17.3 17.3 18.7 20.1 21.5 23 24.2 2 1,2 1 Cash, Mkt. Securities & ST VEBA 2 Excluding Hughes & Financing Operations Refer to Supplemental Chart 2 for reconciliation to GAAP cash figures 10 $ Billions Additional $8B contributed to pension plan in early Oct.

Cash Flow Summary (Excludes GMAC & Hughes) 11 Refer to Supplemental Charts 3&4 for reconciliation to GAAP Operating Cash Flow

Strengthen Balance Sheet by $10B in 2003 CYTD Sources and Uses of Cash 12 * Refer to Supplemental Chart #4 for reconciliation to operating cash flow ** Change in cash & cash-related versus 12/31/02 (incl. S/T VEBA) excl. Hughes & GMAC *** Includes $1.2B of Class H stock contributed in Q1 and $8.5B cash contributed in Q3 ** *** *** *

U.S. Pension Plan Update Recently completed contribution of $13.5 billion proceeds from previously announced event financing to the U.S. Pension Plans $5.5 billion of new contributions made in Q3 with remaining $8 billion contributed in early October Total year to date contributions of $14.4 billion including $0.9 billion GM Class H contribution in March 2003 For new $13.5 billion contribution we are pursuing several alternative investment strategies with the view to maintaining expected asset returns of 9% while lowering volatility 2003 pension expense lowered from $2.8 billion to $2.6 billion as a result of higher CY 2003 contributions Existing pension assets have yielded 14% returns YTD Negotiated labor settlement with UAW will result in about $2 billion increase in pension liability 13

GM has taken aggressive actions to significantly improve funded status of U.S. pension plans Actions to date plus potential future contributions, primarily funded from Hughes divestiture, forecast to reduce underfunding to low single digits GM SFAS 87 Funded Status U.S. Hourly and Salaried Pension Plans Funded Status Walk 1 1 YE 2002 funded status including all U.S. pension plans was ($19.3) billion $ Billions 14 (18) (2) 9 (6) 14 (4) 4-6 (7) (1-3) -30 -25 -20 -15 -10 -5 0 YE 2002 Service & Interest Cost Labor Contract 2003 Contributions To Date 50 bps Reduction in Discount Rate (6.25%) 14% Asset Returns YE 2003 Forecast Potential Near-Term Contributions Potential Near-Term Funded Status

2003 Labor Negotiations Update Wages (Years 1-4) $3,000 up-front lump sum / 3% performance bonus / 2% base wage increase / 3% base wage increase Pensions Future retiree benefit levels will increase by about 2.5% per year Four annual lump sum payments of $800 per current retiree Health Care Prescription drug co-pays for actives and future retirees are now $5 for generics and $10 for retail brands (from $5 for both) Co-pays for the mail order program will increase to $5 for actives and all retirees (up from $2) Other health care initiatives to help contain costs (e.g., mandatory generics, maintenance drugs by mail) Other No material impact on GM's sourcing flexibility Continued strong productivity results planned 15

2003 Labor Negotiations Update Capacity Utilization Labor negotiations in-line with GM's plan to attain 100% capacity utilization by mid-decade GM will utilize a variety of approaches: Plant closures Baltimore & Saginaw Malleable Iron Downsizing of facilities Lansing, Lordstown, Other Product Allocation Linden has no products assigned beyond the mid-decade 16

2003 Q4 Outlook 17

Priorities $5.00 EPS excluding Hughes & special items Cash generation of $10B Grow share in all regions Regional / Sector Income Targets North America: $1,700 - $1,900M Europe: ($200) - $0M Rest of World: $100M+ GMAC: $1,700 - $1,900M Other Metrics Structural cost: $42.4B GMNA, $7.8B GME Capital spending of $7.0B Net material cost reduction: 3.0% GMNA, 3.5% GME 2003 CY Priorities / Targets 18 G G G G G G Y R R G 1 Adjusted for Allison Transmission transferred to GMNA in Q2 2003 1

Supplemental Charts The following supplemental charts are provided to reconcile adjusted financial data comprehended in the primary chart set with GAAP-based data (per GM's financial statements) and/or provide clarification with regard to definition of non-GAAP terminology

Reconciliation to Adjusted Net Revenue, Net Income / EPS Q3 - 2002 & 2003 S1

Cash / Debt Balance Reconciliation S2

Reconciliation of Operating Cash Flow S3

Reconciliation of Operating & Other Cash Flow S4